RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.
30201 ORCHARD LAKE ROAD, SUITE 150
FARMINGTON HILLS, MICHIGAN 48334
TEL: (248) 330-6226 ● FAX: (248) 479-0578
www.ronscpa.com

June 21, 2007

To the Board of Directors of
Debut Broadcasting Corporation, Inc.
Nashville, TN

To Whom It May Concern:

Consent of Accountant

Ronald N. Silberstein, C.P.A., P.L.L.C., hereby consents to the use in the Form SB-2, Registration Statement under the Securities Act of 1933, filed by Debut Broadcasting Corporation, Inc. of our report dated April 19, 2007, relating to the financial statements of The Marketing Group, Inc., a Tennessee Corporation, for the years ending December 31, 2006 and 2005.

Sincerely,

 /s/ Ronald N. Silberstein, CPA, PLLC

Ronald N. Silberstein, C.P.A., P.L.L.C.